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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated July 19, 1996, accompanying the financial statements of Network Rental, Inc. contained in the Registration Statements and Prospectus. We consent to the use of the aforementioned report in the Registration Statements and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                            GRACE & ASSOCIATES, P.C.

Atlanta, Georgia
February 6, 1998